Exhibit 99.1

Bio-Bridge Science Announces Receipt of Business License for Bio-Bridge JRS Biosciences (Beijing) Co., Ltd., a Cell Culture Medium Subsidiary

OAK BROOK, Illinois--Bio-Bridge Science, Inc. (OTCBB:BGES), a biotechnology company engaged in the commercial development of vaccines and vaccine-related products announced today that the Company received a business license from the Beijing Administration for Industry and Commerce of the People’s Republic of China (“PRC”) indicating approval of the formation of Bio-Bridge JRS Biosciences (Beijing) Co., Ltd. (“Bio-Bridge JRS”).  Bio-Bridge JRS, is located in Beijing, China, and is expected to commercially produce cell culture medium and related biomaterials for use in scientific research and vaccine production.  Bio-Bridge JRS will complement Bio-Bridge Science’s previous acquisition of Xinheng Baide Biotechnology Co., Ltd., a serum manufacturing company, by strengthening the Company’s position as a vaccine-related biomaterials supplier in the PRC.

“We are pleased to receive the business license indicating approval of the formation of Bio-Bridge JRS by the Beijing City government of the PRC,” said Dr. Liang Qiao, Chairman and CEO of Bio-Bridge Science.  “We expect Bio-Bridge JRS to provide Bio-Bridge Science with an additional source of revenue, diversified product offerings, as well as, cell culture medium and bio-materials for use in our internal vaccine development.”

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. Please refer to the Company's SEC filings for additional information.

Contact:

Bio-Bridge Science, Inc.
Chris Young, 630-928-0869
cyoung@bio-bridge-science.com